UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024 (May 26, 2024)

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146

(Address of principal executive offices and Zip Code)

(918) 622-4522

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $.20 par value	EDUC	NASDAQ
(Title of class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

ITEM 8.01      OTHER EVENTS

On May 26, 2024, Educational Development Corporation (the “Company” or “Landlord”) entered into a triple-net (“NNN”) lease (the “Lease”) agreement for approximately 111,000 square feet of available office and warehouse space in it’s property located at 5402 S. 122nd East Ave, Tulsa, OK 74146 (the“Hilti Complex”) to a new tenant (“Tenant”). The initial lease term is five years, commencing July 1, 2024, and includes an option to extend the lease term for an additional five years. The initial lease rate shall be $9.05 per rentable square foot, with 3% escalations at the beginning of each year of the Lease. The Lease includes standard NNN terms such that the Tenant shall be responsible for utilities, insurance, property taxes and repairs and maintenance, excluding roof and structure, which shall be the Landlords’s responsibility. The Lease also includes other terms considered to be normal and customary in the local market.

The foregoing descriptions are a summary of the material terms of the Lease and are not complete. These descriptions are qualified in all respects subject to the actual provisions of the Lease agreement.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)         EXHIBITS

Exhibit Number	Description

99.1	Press Release dated May 30, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Educational Development Corporation

By:             /s/ Craig M. White

               Craig M. White

               President and Chief Executive Officer

Date:          May 30, 2024